Exhibit 3. 461
[ILLEGIBLE]
ARTICLES OF ORGANIZATION
OF ECDFP, L.C.
     The undersigned persons, acting as organizers and members of a limited liability company formed under the Utah Limited Liability Company Act, as codified at § 48-2b-101, et seq. of the Utah Code Ann., as amended to date, hereby adopt the following Articles of Organization for such company:
ARTICLE I
     The name of the company is ECDFP, L.C.
ARTICLE II
     The period of the company’s duration shall commence on the date of the filing of these Articles of Organization with the Division of Corporations and Commercial Code for the State of Utah, and shall continue until December 31, 2020, unless terminated earlier upon the occurrence of any of the following events:
     (a) The written agreement of the greater of (i) the members of the company entitled to receive a majority of the profits of the company, except as otherwise provided in the operating agreement of the company, or (ii) the members necessary to not adversely affect, for federal income tax purposes, the classification of the company as other than an association taxable as a corporation; or
     (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of a member, or upon the occurrence of any other event that terminates the continued eligibility for membership of a member in the company, unless the business of the company is continued, within 90 days after the event of termination, pursuant to the affirmative vote of the lesser of (i) all of the remaining members, or (ii) such lesser percentage of the members as shall not adversely affect, for federal income tax purposes, the treatment of the company as other than an association taxable as a corporation; or
     (c) When the company is not the successor limited liability company in any merger or consolidation of the two or more limited liability companies.
ARTICLE III
     The purpose or purposes for which the company is organized are:
     (a) To acquire, hold and operate assets utilized in the waste treatment, disposal or storage businesses.
     (b) To lease, buy and hold, to sell, mortgage, exchange, assign and otherwise dispose of, to improve, manage, contain, conserve, and operate, and generally to trade and deal in and with, as principal or agent, and otherwise acquire, invest in or hold, improved and unimproved real and personal property and to do all things related thereto, including, but not limited to, acting as a joint venturer, limited or general partner in undertakings of all types.
     (c) To acquire, own, operate and management, business ventures of all types, through the ownership of assets, equity or debt securities, joint venture interests, limited or general partnership interests, or other evidences of ownership.

     (d) To act as consultant or advisor, and to furnish advice and counsel to individuals, corporations, partnerships and other entities in connection with the manufacture and sale of frozen yogurt and related products and in connection with the acquisition, ownership, management, development or operation of tangible or intangible property of all types.
     (e) To engage in any and all other lawful acts that, presently or in the future, may legally be performed by a limited liability company organized under the laws of the State of Utah.
ARTICLE IV
     The street address of the company’s registered office in the State of Utah is 201 South Main Street, Suite 1800, Salt Lake City, Utah 84101. The name and street address of the company’s initial registered agent at such address in the State of Utah is J. Gordon Hansen, 201 South Main Street, Suite 1800, Salt Lake City, Utah 84101. By signing below, the initial registered agent of the company acknowledges and accepts such position:

/s/ J. Gordon Hansen J. GORDON HANSEN

ARTICLE V
     The director of the Division of Corporations and Commercial Code for the State of Utah is appointed as the agent for service of process on behalf of the company if the agent specified in Article IV has resigned, such agent’s authority has been revoked, or such agent cannot be found or served with the exercise of reasonable diligence.
ARTICLE VI
     The company shall be managed by a board of managers, who will be named by the members, as set forth in the operating agreement for the company. The company’s initial managers will serve until their successors are duly named. The initial manager, and their respective addresses, are as follows:

NAME	ADDRESS
J. Gordon Hansen	201 South Main Street
Suite 1800
Salt Lake City, UT 84101

Robert C. Delahunty	201 South Main Street
Suite 1800
Salt Lake City, UT 84101
ARTICLE VII
     The names and addresses of the organizers of the company are as follows:

NAME	ADDRESS
J. Gordon Hansen	201 South Main Street
Suite 1800
Salt Lake City, Utah 84101

Robert C. Delahunty	210 South Main Street
Suite 1800
Salt Lake City, Utah 84101

     On this 31st day of December, 1992, the undersigned executed the foregoing Articles of Organization of ECDFP, L.C. and swear, under penalty of perjury, that the facts stated in such Articles are true.

ECDFP, L.C.
/s/ J. Gordon Hansen
J. GORDON HANSEN

/s/ Robert C. Delahunty
Robert C. Delahunty

[ILLEGIBLE]
AMENDED AND RESTATED ARTICLES OF ORGANIZATION
OF
ECDFP, L.C.
     These Amended and Restated Articles of Organization of ECDFP, L.C., completely restate, integrate and amend the Articles of Organization of ECDFP, L.C., as such Articles of Organization were originally filed with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah on December 31, 1992. These Amended and Restated Articles of Organization of ECDFP, L.C. have been duly executed and filed in accordance with the requirements of § 48-2b-101, et seq., Utah Code Ann., as amended to date.
ARTICLE I
     The name of the company is ECDFP, L.C.
ARTICLE II
     The period of the company’s duration shall commence on the date of the filing of the company’s original Articles of Organization with the Division of Corporations and Commercial Code of the State of Utah, and shall continue until December 31, 2020, unless terminated earlier upon the occurrence of any of the following events:
     (a) The written agreement of the greater of (i) the members of the company entitled to receive a majority of the profits of the company, except as otherwise provided in the operating agreement of the company, or (ii) the members necessary to not adversely affect, for federal income tax purposes, the classification of the company as other than an association taxable as a corporation; or
     (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of a member, or upon the occurrence of any other event that terminates the continued eligibility for membership of a member in the company, unless the business of the company is continued, within 90 days after the event of termination, pursuant to the affirmative vote of the lesser of (i) all of the remaining members, or (ii) such lesser percentage of the members as shall not adversely affect, for federal income tax purposes, the treatment of the company as other than an association taxable as a corporation; or
     (c) When the company is not the successor limited liability company in any merger or consolidation of two or more limited liability companies.
ARTICLE III
     The purpose or purposes for which the company is organized are:
     (a) To acquire, hold and operate assets utilized in the waste treatment, disposal or storage business.
     (b) To lease, buy and hold, sell, mortgage, exchange, assign and otherwise dispose of, and to improve, manage, contain, conserve, operate, and generally to trade and deal in and with, as principal or agent, and to otherwise acquire, invest in or hold, improved and unimproved real and personal property and to do all

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things related thereto, including, but not limited to, acting as a shareholder, joint venturer, or limited or general partner in undertakings of all types.
     (c) To acquire, own, operate and manage business ventures of all types, through the ownership of assets, equity or debt securities, joint venture interests, limited or general partnership interests, or other evidences of ownership.
     (d) To act as consultant or advisor, and to furnish advice and counsel to individuals, corporations, partnerships and other entities in connection with the acquisition, ownership, management, development or operation of businesses and of tangible or intangible property of all types.
     (e) To engage in any and all other lawful acts that, presently or in the future, may legally be performed by a limited liability company organized under the laws of the State of Utah.
ARTICLE IV
     The street address of the company’s registered office in the State of Utah is 201 South Main Street, Suite 1800, Salt Lake City, Utah 84147-0848. The name and street address of the company’s registered agent at such address in the State of Utah is J. Gordon Hansen, 201 South Main Street, Suite 1800, Salt Lake City, Utah 84147-0848. By signing below, the registered agent of the company acknowledges and accepts such position:

/s/ J. Gordon Hansen J. GORDON HANSEN

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ARTICLE V
     The director of the Division of Corporations and Commercial Code for the State of Utah is appointed as the agent for service of process on behalf of the company if the agent specified in Article IV has resigned, such agent’s authority has been revoked, or such agent cannot be found or served with the exercise of reasonable diligence.
ARTICLE VI
     The company shall be managed by a board of managers, who will be named by the members, as set forth in the operating agreement for the company. The managers of the company, who will serve until their successors are duly named, and their respective addresses, are as follows:

NAME	ADDRESS
Robert S. Jackson	515 West Greens Road, Suite 500
Houston, Texas 77067

John R. Brooks	515 West Greens Road, Suite 500
Houston, Texas 77067
     On this 23rd day of March, 1993, the undersigned, acting in their capacities as the initial managers of the company as named in the company’s original Articles of Organization, have executed these Amended and Restated Articles of Organization of ECDFP, L.C.

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and swear, under penalty of perjury, that the facts stated in such Amended and Restated Articles of Organization are true.

/s/ J. Gordon Hansen
J. GORDON HANSEN

/s/ Robert C. Delahunty
ROBERT C. DELAHUNTY

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[ILLEGIBLE]
AMENDED AND RESTATED ARTICLES OF ORGANIZATION
OF
ECDC ENVIRONMENTAL, L.C.,
FORMERLY ECDFP, L.C.
     These Amended and Restated Articles of Organization of ECDC Environmental, L.C., completely restate, integrate and amend the Articles of Organization of ECDFP, L.C., as such Articles of Organization were originally filed with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah on December 31, 1992. These Amended and Restated Articles of Organization of ECDFP, L.C. have been duly executed and filed in accordance with the requirements of § 48-2b-10l, et seq., Utah Code Ann., as amended to date.
ARTICLE I
     The name of the company is ECDC Environmental, L.C.
ARTICLE II
     The period of the company’s duration shall commence on the date of the filing of the company’s original Articles of Organization with the Division of Corporations and Commercial Code of the State of Utah, and shall continue until December 31, 2020, unless terminated earlier upon the occurrence of any of the following events:
     (a) The written agreement of the greater of (i) the members of the company entitled to receive a majority of the profits of the company, except as otherwise provided in the operating agreement of the company, or (ii) the members necessary to not adversely affect, for federal income tax purposes, the classification of the company as other than an association taxable as a corporation; or
     (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of a member, or upon the occurrence of any other event that terminates the continued eligibility for membership of a member in the company, unless the business of the company is continued, within 90 days after the event of termination, pursuant to the affirmative vote of the lesser of (i) all of the remaining members, or (ii) such lesser percentage of the members as shall not adversely affect, for federal income tax purposes, the treatment of the company as other than an association taxable as a corporation; or
     (c) When the company is not the successor limited liability company in any merger or consolidation of two or more limited liability companies.
ARTICLE III
     The purpose or purposes for which the company is organized are:
     (a) To acquire, hold and operate assets utilized in the waste treatment, disposal or storage business.
     (b) To lease, buy and hold, sell, mortgage, exchange, assign and otherwise dispose of, and to improve, manage, contain, conserve, operate, and generally to trade and deal in and with, as principal or agent, and to otherwise acquire, invest in or hold, improved and unimproved real and personal property and to do all things related thereto, including, but not limited to, acting as a shareholder, joint venturer, or limited or general partner in undertakings of all types.
     (c) To acquire, own, operate and manage business ventures of all types, through the ownership of assets, equity or debt securities, joint venture interests, limited or general partnership interests, or other evidences of ownership.
     (d) To act as consultant or advisor, and to furnish advice and counsel to individuals, corporations, partnerships and other entities in connection with the acquisition, ownership, management, development or operation of businesses and of tangible or intangible property of all types.
     (e) To engage in any and all other lawful acts that, presently or in the future, may legally be performed by a limited liability company organized under the laws of the State of Utah.
ARTICLE IV
     The street address of the company’s registered office in the State of Utah is 201 South Main Street, Suite 1800, Salt Lake City, Utah 84147-0848. The name and street address of the company’s registered agent at such address in the State of Utah is J. Gordon Hansen, 201 South Main Street, Suite 1800, Salt Lake City, Utah 84147-0848. By signing below, the registered agent of the company acknowledges and accepts such position:

/s/ J. Gordon Hansen J. GORDON HANSEN

ARTICLE V
     The director of the Division of Corporations and Commercial Code for the State of Utah is appointed as the agent for service of process on behalf of the company if the agent specified in Article IV has resigned, such agent’s authority has been revoked, or such agent cannot be found or served with the exercise of reasonable diligence.
ARTICLE VI
     The company shall be managed by a board of managers, who will be named by the members, as set forth in the operating agreement for the company. The managers of the company, who will serve until their successors are duly named, and their respective addresses, are as follows:

NAME	ADDRESS
Robert S. Jackson	515 West Greens Road, Suite 500
Houston, Texas 77067

John R. Brooks	515 West Greens Road, Suite 500
Houston, Texas 77067

R. Steve Creamer	60 South 600 East, Suite 150 Salt Lake City, Utah 84102

Douglas S. Foxley	60 South 600 East, Suite 150
Salt Lake City, Utah 84102
     On this 13th day of April, 1993, the undersigned, acting in its capacity as a member of the company, has executed these Amended and Restated Articles of Organization of ECDC Environmental, L.C. and swears, under penalty of perjury, that the facts stated in such Amended and Restated Articles of Organization are true.

RACT, INC.

By:	/s/ R. Steve Creamer

Print-Name:	R. Steve Creamer
Its:	[ILLEGIBLE]

RECEIVED
FEB 23 1998
Utah Div. of Corp. Comm. Code
EXPEDITE
AMENDED AND RESTATED ARTICLES OF ORGANIZATION
ECDC ENVIRONMENTAL, L.C.
     Pursuant to Utah Code Ann. § 48-2b-136, these Amended and Restated Articles of Organization for ECDC Environmental, L.C., a Utah limited liability company, are hereby duly executed and filed:
     1. Name. The name of the limited liability company formed by this instrument is “ECDC Environmental, L.C.”
     2. Duration. The latest date upon which the limited liability company is to dissolve is December 31, 2050.
     3. Business Purpose. The business purpose of the Corporation is to engage in any lawful act or activity for which limited liability companies may be organized under the laws of the State of Utah.
     4. Registered Office. The address of the limited liability company’s registered office in Utah is 970 East Murray-Holladay Road, Suite 18, Salt Lake City, Utah 84117.
     5. Registered Agent. The name and business address of the registered agent of the limited liability company in Utah are CT Corporation System, 50 West Broadway, Salt Lake City, Utah 84101.
     6. Management. Management of the limited liability company is vested in its member.
     7. Name and Address of Member. The name and address of the limited liability company’s sole member are ECDC Holdings, Inc., 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.
Dated as of December 19, 1997.

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I Hereby certify that the foregoing has been filed and approved on the 23 day of [ILLEGIBLE] 1998 in the office of this Division and hereby issue this Certificate thereof.
Examiner  [ILLEGIBLE]  Date  2/24/98

/s/ Korla T. Woods KORLA T. WOODS
Division Director
ECDC Holdings, Inc.,
a Delaware corporation

By:	/s/ D. W. Slager D. W. Slager, Executive Vice President